Exhibit 10.9

[Series     ]

LIBERTY GLOBAL, INC.

2005 NONEMPLOYEE DIRECTOR INCENTIVE PLAN

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is made as of             , 20     (the “Effective Date”), by and between LIBERTY GLOBAL, INC., a Delaware corporation (the “Company”), and the individual whose name, address, and director number appear on the signature page hereto (the “Grantee”).

The Company has adopted the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan, as amended and restated (the “Plan”), which by this reference is made a part hereof, for the benefit of eligible Nonemployee Directors of the Company. Capitalized terms used and not otherwise defined herein will have the meaning given to them in the Plan.

Pursuant to the Plan, the Board has determined that it would be in the interest of the Company and its stockholders to award an option to Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee additional remuneration for services rendered as a Nonemployee Director and to increase the Grantee’s personal interest in the continued success and progress of the Company.

The Company and the Grantee therefore agree as follows:

1. Definitions. The following terms, when used in this Agreement, have the following meanings:

“Annual Meeting Date” means the date on which the annual meeting of the stockholders of the Company at which directors are elected in accordance with Delaware law is held in any calendar year.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.

“Company” has the meaning specified in the preamble to this Agreement.

“Effective Date” has the meaning specified in the preamble to this Agreement.

“Exercise Price” means $             per share of LBTY    .

“Grantee” has the meaning specified in the preamble to this Agreement.

“Initial Vesting Date” means the date that is the later of (x) the six month anniversary of Effective Date and (y) the Annual Meeting Date first following the Effective Date.

“LBTY    ” means the Series      common stock, par value $.01 per share, of the Company.

“Option” has the meaning specified in Section 2 of this Agreement.

“Option Shares” has the meaning specified in Section 2 of this Agreement.

“Plan” has the meaning specified in the recitals to this Agreement.

“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.

“Term” has the meaning specified in Section 2 of this Agreement.

“Third Party Administrator” means the company that has been selected by the Company to maintain the database of the Plan and to provide related services, including but not limited to equity grant information, transaction processing and grantee interface.

2. Grant of Option. Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee an option (the “Option”) to purchase from the Company the number of shares of LBTY     set forth on the signature page hereto (the “Option Shares”) at a purchase price per LBTY     share equal to the Exercise Price. The Option granted herein is a “Nonqualified Stock Option”. The Option, to the extent it has become exercisable in accordance with Section 3, will be exercisable in whole at any time or in part from time to time during the period commencing on the Effective Date and expiring at the Close of Business on                     , 20     (the “Term”), subject to earlier termination as provided in Section 7. The Exercise Price and number of Option Shares are subject to adjustment pursuant to Section 10. No fractional shares of LBTY     will be issuable upon exercise of an Option, and the Grantee will receive, in lieu of any fractional share of LBTY     that the Grantee otherwise would receive upon such exercise, cash equal to the fraction representing such fractional share multiplied by the Fair Market Value of one share of LBTY     as of the date on which such exercise is considered to occur pursuant to Section 4.

3. Conditions of Exercise. Unless otherwise determined by the Board in its sole discretion, the Option will be exercisable only in accordance with the conditions stated in this Section 3.

(a) Except as otherwise provided in Section 10.1(b) of the Plan or in the last sentence of this Section 3(a), the Option will not be exercisable until the Initial Vesting Date and may be exercised thereafter only to the extent it has become exercisable in accordance with the following schedule:

(i)	On and after the Initial Vesting Date, the Option shall be exercisable as to 33.34% of the Option Shares;

(ii)	On and after the second Annual Meeting Date following the Effective Date, the Option shall be exercisable as to 66.67% of the Option Shares; and

(iii)	On and after the third Annual Meeting Date following the Effective Date, the Option shall be exercisable as to 100% of the Option Shares.

Notwithstanding the foregoing, the Option will become exercisable in full on the date of the Grantee’s termination of service as a Nonemployee Director if (i) the Grantee’s service as a Nonemployee Director terminates by reason of Disability or (ii) the Grantee dies while serving as a Nonemployee Director.

(b) To the extent the Option becomes exercisable, the Option may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof.

(c) The Grantee acknowledges and agrees that the Board may, in its discretion and as contemplated by Section 3.3 of the Plan, adopt rules and regulations from time to time after the date hereof with respect to the exercise of the Option and that the exercise by the Grantee of the Option will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Board may determine are applicable thereto.

4. Manner of Exercise. The Option will be considered exercised (as to the number of Option Shares specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the Company has received all of the following:

(a) The Grantee has either (i) notified the Third Party Administrator of the exercise (see Section 12), or (ii) submitted to the Company a properly executed written notice of exercise, in such form as the Board may require, containing such representations and warranties as the Board may require and designating, among other things, the date of exercise and the number of Option Shares to be purchased; and

(b) Payment of the Exercise Price for each Option Share to be purchased in any (or a combination) of the following forms: (i) cash, (ii) check, (iii) delivery to the Company of whole shares of any series of Common Stock held by the Grantee for more than six months, (A) duly endorsed for transfer, (B) together with irrevocable instructions to transfer such stock or (C) by delivery of evidence of transfer through the Depository Trust Company, (iv) the withholding of shares of the applicable series of Common Stock issuable upon the exercise of the Option; (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Exercise Price (and, if applicable, the Required Withholding Amount, as described in Section 5), and/or (v) any other form of payment contemplated by the Plan, as the Board may permit; and

(c) Any other documentation that the Board may reasonably require.

5. Withholding for Taxes. The Grantee acknowledges and agrees that the Company will deduct from the shares of LBTY     otherwise deliverable upon exercise of the Option a number of shares of LBTY     (valued at their Fair Market Value on the date of exercise) that is equal to the amount, if any, of all federal, state and local taxes required to be withheld by the Company upon such exercise, as determined by the Company (the “Required Withholding Amount”). If the Grantee elects to make payment of the Exercise Price by delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Exercise Price, such instructions may also include instructions to deliver the Required Withholding Amount to the Company. In such case, the Company will notify the broker promptly of the Board’s determination of the Required Withholding Amount.

6. Payment or Delivery by the Company. As soon as practicable after receipt of all items referred to in Section 4, and subject to the withholding referred to in Section 5, the Company will deliver or cause to be delivered to or at the direction of the Grantee (i) (a) a certificate representing the number of Option Shares purchased upon exercise of the Option, (b) a statement of holdings reflecting the number of Option Shares purchased upon exercise of the Option and held for the benefit of Grantee in uncertificated form by a third party service provider designated by the Company, or (c) a confirmation of deposit of the number of Option Shares purchased upon exercise of the Option (including, without limitation, any Option Shares deliverable following the completion of the cashless exercise procedures described in Section 4(b) above) in electronic form into the broker account designated by the Grantee, and (ii) any cash payment to which the Grantee is entitled (a) in lieu of a fractional share of LBTY    , as provided in Section 2 above, or (b) following the requested sale of its Option Shares. Any delivery of shares of LBTY     will be deemed effected for all purposes when (i) (a) a certificate representing or statement of holdings reflecting such shares has been delivered personally to the Grantee or, if delivery is by mail, when the certificate or statement of holdings has been deposited in the United States mail, addressed to the Grantee, or (b) confirmation of deposit into the designated broker’s account of such shares, in written or electronic format, is first made available to Grantee, and (ii) any cash payment will be deemed effected when a check from the Company, payable to or at the direction of the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to or at the direction of the Grantee or deposited in the United States mail, addressed to the Grantee or his or her nominee.

7. Early Termination of Option. Unless otherwise determined by the Board in its sole discretion, the Option will terminate, prior to the expiration of the Term, at the time specified below:

(a) Subject to Section 7(b), if the Grantee’s service as a Nonemployee Director terminates other than (i) by the Company for cause or (ii) by reason of death or Disability, then the Option will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of termination of the Grantee’s service. For purposes of this Section 7, “cause” will have the meaning specified in Section 10.2(b) of the Plan.

(b) If the Grantee dies while serving as a Nonemployee Director, or prior to the expiration of a period of time following termination of the Grantee’s service during which the Option remains exercisable as provided in Section 7(a) or Section 7(c), as applicable, the Option will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of the Grantee’s death.

(c) Subject to Section 7(b), if the Grantee’s service as a Nonemployee Director terminates by reason of Disability, then the Option will terminate at the Close of Business on the first Business Day following the expiration of the one-year period which began on the date of termination of the Grantee’s service.

(d) If the Grantee’s service as a Nonemployee Director is terminated by the Company for “cause” (as defined in Section 10.2(b) of the Plan), then the Option will terminate immediately upon such termination of the Grantee’s service.

In any event in which the Option remains exercisable for a period of time following the date of termination of the Grantee’s service as a Nonemployee Director as provided above, the Option may be exercised during such period of time only to the extent the Option was exercisable as provided in Section 3 above on such date of termination of the Grantee’s service as a Nonemployee Director. Notwithstanding any period of time referenced in this Section 7 or any other provision of this Section 7 that may be construed to the contrary, the Option will in any event terminate upon the expiration of the Term.

8. Nontransferability. During the Grantee’s lifetime, the Option is not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, is exercisable only by the Grantee or the Grantee’s court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the Option will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on such form as may be prescribed by the Board, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the Option will pass by will or the laws of descent and distribution. Following the Grantee’s death, the Option, if otherwise exercisable, may be exercised by the person to whom such right passes according to the foregoing and such person will be deemed the Grantee for purposes of any applicable provisions of this Agreement.

9. No Stockholder Rights. The Grantee will not, by reason of the Option granted under this Agreement, be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any Option Shares, nor will the existence of this Agreement affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 10.15 of the Plan.

10. Adjustments. If the outstanding shares of LBTY     are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Board determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of LBTY    , or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, which shall be governed by Section 10.1(b) of the Plan) affects shares of LBTY     such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the Option will be subject to adjustment (including, without limitation, as to the number of Option Shares and the Exercise Price per share) in the sole discretion of the Board and in such manner as the Board may deem equitable and appropriate in connection with the occurrence of any of the events described in this Section 10 following the Effective Date; provided, however, that such adjustment shall be made in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and relevant authorities, to the extent applicable.

11. Restrictions Imposed by Law. Without limiting the generality of Section 10.7 of the Plan, the Grantee will not exercise the Option, and the Company will not be obligated to make any cash payment or issue or cause to be issued any shares of LBTY    , if counsel to the Company determines that such exercise, payment or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of LBTY     are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting payment of cash or issuance of shares of LBTY     to comply with any such law, rule, regulation or agreement.

12. Notice. Unless the Company notifies the Grantee in writing of a different procedure:

(a) any notice or other communication to the Company with respect to this Agreement (other than a notice of exercise pursuant to Section 4 of this Agreement) will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid, overnight courier, freight prepaid or sent by facsimile and addressed as follows:

Liberty Global, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Attn: General Counsel

Fax: 303-220-6691

(b) any notice of exercise pursuant to Section 4 will be made to the Third Party Administrator, UBS Financial Services Inc., by telephone at 1-800-826-7014.

Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Effective Date, unless the Company has received written notification from the Grantee of a change of address.

13. Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Board as contemplated by the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,

(a) this Agreement may be amended or supplemented from time to time as approved by the Board (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to reform the Award hereunder as contemplated by Section 10.17 of the Plan or to exempt the Award made hereunder from coverage under Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b) subject to any required action by the Board or the stockholders of the Company, the Option granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect the Option to the extent then exercisable.

14. Status as Director. Nothing contained in this Agreement, and no action of the Company or the Board with respect hereto, will confer or be construed to confer on the Grantee any right to continue as a director of the Company or interfere in any way with the right of the Company or its shareholders to terminate the Grantee’s status as a director at any time, with or without cause.

15. Nonalienation of Benefits. Except as provided in Section 8 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

16. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

17. Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Board upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

18. Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement.

19. Rules by Board. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Board may adopt from time to time.

20. Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

21. Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by signing a hard copy of this Agreement in the space provided below and returning a signed copy to the Company.

Signature Block to Non-Qualified Stock Option Agreement (Series     )

dated as of                     , 20     between Liberty Global, Inc. and Grantee

LIBERTY GLOBAL, INC.

By:

Name:

Title:

ACCEPTED:

Grantee Name:
Address:

Director Number:

Grant No.

Number of shares of LBTY     as to which the Option is granted:

9